Exhibit 99

[Wendy’s International, Inc. logo]

December 10, 2007

To Wendy’s Shareholders:

As we close 2007, I’d like to update you on our financial performance through the third quarter of the year, our strategic plan and the Board’s strategic review process. I will also share with you an update about wonderful events that strengthen Wendy’s emotional bond to our communities and highlight one of our founder’s most importance values – Giving Back.

Wendy’s Financial Performance is Improving
In late October, Wendy’s announced strong financial results for the third quarter of 2007, reflecting the continuing turnaround of our business, significantly improving restaurant margins and cost controls. Here are the highlights (Wendy’s 3rd Quarter news release can be accessed at www.wendys-invest.com and a reconciliation to generally accepted accounting principles appears in the appendix to this letter):

Excluding expenses related to the Board’s Special Committee and restructuring charges, the Company reported for the third quarter of 2007:

 - The 6th consecutive quarter of positive same-store sales.

 - Adjusted income from continuing operations of $38.6 million and diluted earnings per share of $0.44, compared to $24.9 million and $0.21 per share in the third quarter of 2006.

 - Adjusted EBITDA for the third quarter 2007 was $95.0 million, up 57.3% from the third quarter of 2006.

 - U.S. company-operated restaurant EBITDA margins improved 330 basis points to 12.6% in the third quarter of 2007, reflecting positive sales, including menu price increases tied to the Company’s market-based pricing strategy and labor efficiencies.

The Company expects to report 2007 full-year EBITDA near the higher end of the outlook we provided to investors in June, which was a range of $295 million to $315 million. We also expect to report full-year EPS near the high end of the range provided earlier, which was $1.09 to $1.23. These ranges exclude expenses related to the Board’s Special Committee activities and restructuring charges.

This performance is the result of our “Recipe for Success” strategy launched in October 2006 to focus on initiatives to revitalize the brand while growing sales and profits in every restaurant in our system. There’s no question that the foundation of our business is stronger today thanks to the performance of our restaurant crews, managers, franchisees, and field and corporate employees. With that said, our business results and store economics must improve. We have much more to accomplish.

Wendy’s is Executing Exciting New Business Initiatives
To drive our business, Wendy’s leadership team recently launched the next phase of our strategic plan called “Doing What’s Right for our Customers”. Our vision for Wendy’s is customer-focused, innovative, successful and more profitable in every restaurant.

A key element of our strategic plan is growing our share of the premium hamburger market. We will reach consumers with distinctive national advertising, by leveraging the success of the Baconator™ and indulgent sandwiches, and by emphasizing our unique competitive advantage of “fresh, never frozen” beef.

We are also prioritizing resources to introduce a more effective Total Value strategy to capture a growing share of the critical 18-34 year-old customer; expand premium beverages such as our Frosty brand and coffee; re-energize Wendy’s late night business; capture afternoon and evening snack opportunities with new products; and leverage the Wendy’s brand and optimize our facilities by offering a new day-part to customers who want a better, high-quality breakfast. We are in the early stages of our breakfast program, with a focus on 5 of our existing U.S. markets. We currently serve breakfast in about 1,000 restaurants across the Wendy’s system. I look forward to continuing to update you on our overall strategic plan and progress.

Strategic Review by the Board’s Special Committee
There continues to be many questions and concerns surrounding the strategic review under way by the Board’s Special Committee. We understand your frustration about the uncertainty this process is creating. Throughout this process, Wendy’s management team and our franchisees and employees have remained committed to operating great restaurants, taking care of our customers, building our brand and growing profitable sales.

The Special Committee process is complicated for several reasons. The stock market has fluctuated widely since the committee was formed. There have been reports in the media about complex financing transactions and potential bidders that include Wendy’s franchisees, private equity firms and one entity that owns a competing concept in the quick-service restaurant industry. In addition, the sub-prime mortgage problems have rocked the world’s credit markets and greatly curtailed merger and acquisition activity.

As a reminder, here are the facts regarding the Committee’s process:

 - On April 25, 2007, Wendy’s announced that its Board formed a Special Committee of independent directors to investigate strategic options for the Company. These options include, among other things, evolution of Wendy’s strategic plan; a possible recapitalization; and, a possible sale/merger of the Company.

 - In May 2007, the Company announced the members of the Special Committee led by Chairman of the Board Jim Pickett – Tom Keller, Dave Lauer, Jim Millar and John Thompson.

 - The Special Committee also announced in May that it had engaged JP Morgan as lead advisor and Lehman Brothers Inc. as co-advisor for the process.

 - Chairman Pickett has stated publicly that there is no specific timeframe to complete the review of strategic options and that the Special Committee will comment when it is appropriate.

Many of you have expressed disappointment that management hasn’t been able to offer more information about the process. However, public companies rarely comment on the status of strategic reviews until decisions have been made. This is due to three reasons: SEC and New York Stock Exchange rules that govern public companies prohibit comment on critical market-moving topics until a public statement is made; concerns with how interim disclosures will affect the various parties involved in the review process; and litigation risks. As a result, the Special Committee has advised Wendy’s management to not comment or speculate publicly during this review. This means we are not disclosing information to investors, employees or our franchisees until instructed by the Special Committee.

Giving Back to Our Communities
In the midst of all that has transpired in the past year, our employees and franchisees have stayed true to the values of Wendy’s Founder Dave Thomas and worked together to give back to the communities where we do business.

This is important in today’s world where having a unique culture is so special. Dave Thomas lived his life helping others. He often reminded us, by his words and deeds, of the importance of giving back. As Dave said, “I believe everyone has an obligation to put back into life more than they take out.”

In that spirit, many of our employees and franchisees, as well as supporters of Wendy’s, have once again reached out with their hearts and wallets to help others, and to support the Dave Thomas Foundation for Adoption – our signature charity. Thousands of children in foster care, who are anxiously waiting for permanent, loving homes, are the beneficiaries of this generosity and compassion.

Let me tell you about three wonderful programs that are supported by our organization:

We can all be proud that a record $3.9 million dollars was raised by the Wendy’s family for the Dave Thomas Foundation for Adoption through the annual Wendy’s 3-Tour Challenge, recently held at Reflection Bay Golf Club at Lake Las Vegas Resort. Now in its 16th year, the professional golf tournament pits three top players from the PGA, LPGA and Champions tours against each other for tour bragging rights. More than $28 million has been raised for the cause of adoption over the years through this extraordinary event and supporting golf tournaments organized by franchisees.

To celebrate the joys of adoption, Wendy’s is teaming once again with the Children’s Action Network in sponsoring the prime-time telecast of “A Home for the Holidays.” Following the success of the past eight annual shows, this year’s entertainment special continues to tell touching stories about foster care adoption to raise awareness of this important social issue. The inspirational stories of these American families will be enhanced by performances from some of today’s most popular performers, including award winning singer/songwriter Sheryl Crow, R&B star Fergie, legendary performer Carole King, Grammy Award-winning country superstar Reba McEntire and others. Included in the show will be a short tribute to Dave Thomas and Wendy’s Wonderful Kids, and a mention of a gift from Wendy’s to an adoptive family that lost its home in the recent San Diego fires.

Thousands of people have provided valuable local support to the Wendy’s High School Heisman program, which recognizes America’s exceptional students for their scholarship, athletics and outstanding community service. This year more 32,000 high school seniors applied for Wendy’s Heisman honors, a new record that doubles the number in 2006, and the national winners were crowned this past weekend at an event in New York City.

The fruits of these efforts are being highlighted on national television this month:

 - Wendy’s High School Heisman – See a summary of the event, which was broadcast on EPSN2, on the website (www.wendyshighschoolheisman.com).

 - A Home for the Holidays – Dec. 21, 8-9 p.m. (EST) on CBS.

 - Wendy’s 3-Tour Challenge – Dec. 22 & 23, from 4-6 p.m. (EST) on ABC.

In summary, this is an extremely important time in Wendy’s history, and our leadership team is fully committed to protecting and growing this great brand for the long-term. We are making positive changes to turn around Wendy’s, while retaining the best of Wendy’s culture, brand and values.

I wish all of you a happy, safe holiday season, and a healthy new year.

Warm regards,

Kerrii Anderson,
Chief Executive Officer and President

Appendix

Disclosure regarding non-GAAP financial measures

The Company uses adjusted income from continuing operations as an internal measure of operating performance. Management believes adjusted income from continuing operations provides a meaningful perspective of the underlying operating performance of the business.

EBITDA is used by management as a performance measure for benchmarking against its peers and competitors. The Company believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the restaurant industry. EBITDA is not a recognized term under GAAP.

The Company also uses adjusted EBITDA, which accounts for certain items unrelated to ongoing operations, as an internal measure of business operating performance. Management believes adjusted EBITDA provides a meaningful perspective of the underlying operating performance of the business.

Company EBITDA margins from continuing operations consist of operating income plus depreciation and amortization divided by revenue.

Company-operated restaurant EBITDA margins consist of sales from company-operated restaurants minus cost of sales from company-operated restaurants minus company restaurant operating costs divided by sales from company-operated restaurants.

The following is a reconciliation of 2007 third-quarter income from continuing operations to 2007 third-quarter adjusted income from continuing operations.

2007 3Q income from continuing operations	$28.8 million
2007 3Q Special Committee expense, net of tax: (1)	$8.3 million
2007 3Q restructuring charges, net of tax: (1)	$1.5 million

2007 3Q adjusted income from continuing ops:	$38.6 million

2007 3Q Diluted shares	88.4 million
2007 3Q adjusted diluted EPS from continuing ops	$0.44

The following is a reconciliation of 2006 third-quarter income from continuing operations to 2006 third-quarter adjusted income from continuing operations.

2006 3Q income from continuing operations	$23.7 million
2006 3Q restructuring charges, net of tax: (1)	$1.2 million

2006 3Q adjusted income from continuing ops:	$24.9 million

2006 3Q Diluted shares	118.3 million
2006 3Q adjusted diluted EPS from continuing ops	$0.21

The following is a reconciliation of 2007 estimated operating income to 2007 estimated EBITDA used to arrive at the Company’s revised 2007 earnings outlook previously announced. As previously announced, the following estimated amounts exclude expenses related to the Special Committee activities, and any potential restructuring charges.

2007 estimated operating income: 2007 estimated depreciation and amortization:	$186 million to $206 million $109 million

2007 estimated adjusted EBITDA from continuing ops:	$295 million to $315 million

The following is a reconciliation of 2007 third-quarter operating income to 2007 third-quarter EBITDA and adjusted EBITDA on a basis consistent with the Company’s above revised full year 2007 outlook:

2007 3Q operating income: 2007 3Q depreciation and amortization:	$51.1 million $28.1 million

2007 3Q EBITDA from continuing ops: 2007 3Q Special Committee expense: 2007 3Q restructuring charges:	$79.2 million $13.4 million $2.4 million

2007 3Q adjusted EBITDA from continuing ops:	$95.0 million

The following is a reconciliation of 2007 year-to-date operating income to 2007 year-to-date EBITDA and adjusted EBITDA on a basis consistent with the Company’s above revised full year 2007 outlook:

2007 YTD operating income: 2007 YTD depreciation and amortization:	$135.4 million $85.5 million

2007 YTD EBITDA from continuing ops: 2007 YTD Special Committee expense: 2007 YTD restructuring charges:	$220.9 million $18.1 million $9.4 million

2007 YTD adjusted EBITDA from continuing ops:	$248.4 million

The following is a reconciliation of 2006 third-quarter operating income to 2006 third-quarter EBITDA and adjusted EBITDA:

2006 3Q operating income: 2006 3Q depreciation and amortization:	$26.5 million $31.8 million

2006 3Q EBITDA from continuing ops: 2006 3Q restructuring charges:	$58.3 million $2.0 million

2006 3Q adjusted EBITDA from continuing ops:	$60.3 million

(1) After tax amounts for Special Committee costs and restructuring charges are computed using a tax rate of 38%.

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.